Exhibit 5.1

August 11, 2015

Sunoco Logistics Partners L.P.

1818 Market Street, Suite 1500

Philadelphia, PA 19103

Ladies and Gentlemen:

We have acted as counsel for Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), and Sunoco Logistics Operations, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), which includes a base prospectus (the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933 (the “Securities Act”) of the offer and sale (i) by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership (the “Common Units”) and (ii) by certain of the Partnership’s unitholders (the “Selling Unitholders”) to be named in one or more supplements to the Prospectus (each a “Prospectus Supplement”) of Common Units held by the Selling Unitholders (the “Secondary Units”). The Partnership is sometimes referred to herein as the “Guarantor.”

The Registration Statement also provides for the registration by the Operating Partnership under the Securities Act of the offer and sale by the Operating Partnership of (i) one or more series of the Operating Partnership’s debt securities (the “Debt Securities”) to be issued pursuant to (a) a senior indenture dated as of December 16, 2005 among the Operating Partnership, the Guarantor, the subsidiary guarantors named therein, if parties thereto, and U.S. Bank National Association, as successor trustee, which is attached as Exhibit 4.8 to the Registration Statement, and one or more supplemental indentures thereto (as so supplemented, the “Senior Indenture”) and (b) a subordinated indenture to be entered into among the Operating Partnership, the Guarantor, the subsidiary guarantors named therein, if parties thereto, and a trustee the Operating Partnership will name in a Prospectus Supplement, a form of which is attached as Exhibit 4.9 to the Registration Statement, and one or more supplemental indentures thereto (as so supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”); and (ii) guarantees of the Debt Securities (the “Guarantees” and, together with the Common Units and Debt Securities, the “Securities”) by the Guarantor.

We have also participated in the preparation of the Prospectus contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

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In connection with the rendering of the opinions hereinafter set forth, we have examined (i) executed copies of the organizational documents of the Partnership, the Operating Partnership, Sunoco Partners LLC (the “General Partner”) and Sunoco Logistics Partners GP LLC; (ii) the Registration Statement, including the Prospectus; (iii) the Senior Indenture and form of Subordinated Indenture; (iv) resolutions of the Board of Directors of the General Partner; and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective and comply with all applicable laws, (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement to the Prospectus, (vi) the applicable Indenture and, if applicable, the related Guarantees will have been duly qualified under the Trust Indenture Act of 1939, as amended, (vii) one or more Prospectus Supplements to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership or the Operating Partnership and the other parties thereto, (x) any securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (xi) the Secondary Units will be sold in the manner set forth in the Registration Statement and the Prospectus, and (xii) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

(1) With respect to the Debt Securities, when (i) the Operating Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (ii) in the case of subordinated Debt Securities, the Subordinated Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such subordinated Debt Securities have been authorized, executed and delivered by the parties thereto with the terms of such subordinated Debt Securities having been set forth in such Indenture or a supplemental indenture and, in the case of senior Debt Securities, when any supplemental indenture relating to such senior Debt Securities has been authorized, executed and delivered by the parties thereto with the terms of such senior Debt Securities having been set forth in such supplemental indenture; (iii) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase,

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underwriting or similar agreement approved by the Operating Partnership, (v) the Guarantee of such Debt Security has been duly authorized by all limited partnership action of the Guarantor, and (vi) the Guarantee of such Debt Security has been duly executed and delivered by the Guarantor, upon payment of the consideration thereof or provided for therein, (A) such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity and (B) the Guarantee of such Debt Security will be a legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity;

(2) With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable; and

(3) The Secondary Units proposed to be sold by the Selling Unitholders have been duly authorized and validly issued and are fully paid and non-assessable.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinion is limited to the Delaware Revised Uniform Limited Partnership Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York and the federal laws of the United States of America. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.